AMENDMENT TO LEASE AGREEMENT

                           DATED August 16, 1996
                                 _______________

This Amendment becomes a part of the Equipment Lease Agreement dated as of October 12, 1994, and the accompanying Rider No. 2, wherein Perma-Fix Environmental Services Inc., Perma-Fix of Memphis Inc., Perma-Fix of Ft. Lauderdale Inc., Perma-Fix of Dayton Inc., and Perma-Fix Treatment Services Inc. as Lessee and Ally Capital Corporation is Lessor. Paragraph No. 4 of the above referenced lease which contains a 3.0 million tangible net worth covenant require-ment is hereby deleted in its entirety and the covenants as contained in the attached "Exhibit A", are substituted in lieu thereof. All other conditions of the Equipment Lease Agreement remain the same.

                                       PERMA-FIX SERVICES INC. AND
                                       PERMA-FIX OF MEMPHIS INC.
                                       AND PERMA-FIX OF FT. LAUDERDALE
                                       INC. AND PERMA-FIX OF INC. AND
                                       PERMA-FIX TREATMENT SERVICES
                                       INC. CO-LESSEES

ALLY CAPITAL CORPORATION               PERMA-FIX ENVIRONMENTAL
                                       SERVICES, INC.

By:                                    By:
  ______________________                  _____________________________
  Name:                                   Name: Richard T. Kelecy
       _________________                        ________________________
  Title:                                  Title: Chief Financial Officer
       _________________                        ________________________

                                       PERMA-FIX OF MEMPHIS INC.

                                       By:
                                          _______________________________
                                          Name: Richard T. Kelecy
                                               __________________________
                                          Title: Chief Financial Officer
                                               __________________________

                                        PERMA-FIX OF FT. LAUDERDALE INC.

                                        By:
                                           ______________________________
                                           Name: Richard T. Kelecy
                                               __________________________
                                           Title: Chief Financial Officer
                                                 ________________________

                                        PERMA-FIX OF DAYTON INC.

                                        By: ______________________________
                                            Name: Richard T. Kelecy
                                                 _________________________
                                            Title: Chief Financial Officer

                                         PERMA-FIX TREATMENT SERVICES INC.

                                         By:
                                            ______________________________
                                            Name: Richard T. Kelecy
                                                 _________________________
                                            Title: Chief Financial Officer
                                                  ________________________

               Exhibit "A" to Amendment to Lease Agreement

                          Dated: August 16, 1996
                                _________________

FINANCIAL COVENANTS
Section 1

Perma-Fix Environmental Services Inc. and its subsidiaries on a consolidated basis covenant and agree that until payment in full of all Obligations owed by Perma-Fix Environmental Services Inc.
to Ally Capital are paid, Perma-Fix shall comply with all covenants in this Section 1. The terms used in this Exhibit "A" to amendment to lease agreement shall have the meanings as defined in the loan and security agreement dated as of January 27, 1995 among Perma-Fix Environmental Services Inc. and subsidiaries and Heller Financial Inc. as amended to the date of this amendment.

1.1  Tangible Net Worth
     __________________
     Perma-Fix Environmental Services Inc. shall maintain Tangible Net Worth of at least the amount set forth below at the end of each applicable period set forth below:

         Applicable Period                    Amount
         _________________                    ______

         As of 6/30/96                      ($600,000)
         As of 9/30/96                      ($100,000)
         As of 12/31/96 and as of            $500,000
         the end of each fiscal quarter
         of Borrower thereafter

1.2  Minimum EBITDA
     ______________
     Perma-Fix Environmental Services Inc. shall achieve an EBITDA of at least the amount set forth below for each applicable period set forth below:

         Applicable Period                   Amount
         _________________                   ______

         Six Months Ended 6/30/96           $  900,000
         Nine Months Ended 9/30/96          $1,700,000
         Twelve Months Ended 12/31/96       $2,500,000
         Twelve Months Ended 3/31/97        $3,000,000
         and for each twelve month
         period ending on the last
         quarter day of each fiscal
         quarter thereafter

1.3  Capital Expenditure Limits
     __________________________
     The aggregate amount of all Capital Expenditures of Perma-
     Fix Environmental Services Inc. and its Subsidiaries (excluding trade-ins and excluding (a) Capital Expenditures in respect of replacement assets to the extent funded with casualty insurance proceeds and (b) Capital Expenditures financed pursuant to Capital Leases permitted will not exceed the amount set forth below for each applicable period set forth below:

         Applicable Period                       Amount
         _________________                       _______

         January 1, 1996 - December 31, 1996     $1,820,000
         January 1, 1997 - January 31, 1998      $1,250,000

1.4  Fixed Charge Coverage
     _____________________
     Perma-Fix Environmental Services Inc. shall not permit Fixed Charge Coverage for each applicable period set forth below to be less than the amount set forth below for such period (provided, however, that in computing Fixed Charge Coverage, Capital Expenditures pursuant to Capital Leases permitted pursuant to Section 7.1 hereof and Indebtedness paid by Perma-Fix, Inc. in connection with the sale of its Re-Tech division shall be excluded):

         Applicable Period                  Ratio

         Six Months Ended 6/30/96            .14:1
         Seven Months Ended 7/31/96          .20:1
         Eight Months Ended 8/31/96          .35:1
         Nine Months Ended 9/31/96           .40:1
         Ten Months Ended 10/31/96           .50:1
         Eleven Months Ended 11/30/96        .55:1
         Twelve Months Ended 12/31/96        .55:1
         Twelve Months Ended 1/31/97         .75:1
         Twelve Months Ended 2/28/97         .75:1
         Twelve Months Ended 3/31/97         .75:1
         Twelve Months Ended 4/30/97         .75:1
         Twelve Months Ended 5/31/97         .75:1
         Twelve Months Ended 6/30/97         .75:1
         Twelve Months Ended 7/31/97         .75:1
         Twelve Months Ended 8/31/97         .75:1
         Twelve Months Ended 9/30/97         .75:1
         Twelve Months Ended 10/31/97        .75:1
         Twelve Months Ended 11/30/97        .75:1
         Twelve Months Ended 12/31/97       1.00:1

1.5  Maximum Days Receivable
     _______________________
     Parent will not permit (A) the product of (x) the aggregate dollar amount of the Accounts of all Loan Parties as at the end of any fiscal quarter, times (y) ninety (90), divided by
     (B) the Loan Parties net sales revenue in respect of such fiscal quarter, to exceed seventy-five (75).

1.6  Current Ratio.
     _____________
     Borrower shall maintain at all times a ratio of "Current
     Assets" (as defined under GAAP) to trade payables of at least 1.3:1.





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